[GRAPHIC  OMITED]



     31855  Stowe  Drive  Poway,  CA  92064
     (858)  375-2000  Fax:  (858)  375-1000




                     INVENTIONS AND PROPRIETARY INFORMATION

INVENTIONS AND IDEAS (a) Defined; Statutory Notice. The term "Invention/Idea" means any and all trademarks, service marks, inventions, technology, computer hardware or software, designs, formulas, patents, copyrights, and products relating to the conception, design, development, manufacture, integration and operations of space technology subsystems, systems, products and services (the "Business"), and all improvements, rights, and claims related to the foregoing, that are conceived, developed, or reduced to practice by Employee (alone or with others), during the Period of Employment, except to the extent that California Labor Code Section 2870 lawfully prohibits the assignment of rights in such intellectual property.

Employee acknowledges that he understands that this definition includes only those rights that may be lawfully assigned pursuant to California Labor Code
Section  2870,  which  provides:

"(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

(2)  Result  from  any  work  performed  by  the  employee  for  the  employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and in unenforceable."

Nothing in this Agreement is intended to expand the scope of protection provided Employee by Section 2870 through 2872 of the California Labor Code.

(c) Disclosure. Employee agrees to maintain adequate and current written records on the development of all Invention/Ideas and to disclose promptly to SpaceDev (SPDV) all Invention/Ideas and relevant records, which records will remain the sole property of SPDV.

(d) Assignment. Employee agrees to assign to SPDV his entire right, title, and interest (throughout the United States and in all foreign countries), free and clear of all liens and encumbrances, in and to each Invention/Idea, which shall be the sole property of SPDV, whether or not patentable. In the event any Invention/Idea is deemed by SPDV to be patentable or otherwise registerable, Employee shall assist SPDV (at its expense) in obtaining letters patent or other applicable registrations thereon and shall execute all documents and do all other things necessary or proper thereto (including testifying at SPDV's expense) and to vest SPDV, or any entity or person specified by SPDV, with full and perfect title thereto or interest therein. At SPDV's expense, Employee shall also take any action necessary or advisable in connection with any continuations, renewals, or reissues thereof or in any related proceedings or litigation. Should SPDV be unable to secure Employee's signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Invention/Idea, whether due to Employee's mental or physical incapacity or any other cause, Employee irrevocably designates and appoints SPDV and each of its duly authorized officers and agents as Employee's agent and attorney in fact, to act for and in Employee's behalf and stead and to execute and file any such document, and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protections with the same force and effect as if executed, delivered, and/or done by Employee.

(e) Exclusions. To the best of Employee's knowledge, there is no existing contract in conflict with this Agreement and there is no contract to assign any Inventions/Ideas that is now in existence between Employee and any other person or entity.

(f) Post-Termination Period. Because of the difficulty of establishing when any Invention/Idea is first conceived or developed by Employee, or whether it results from access to proprietary information or SPDV's equipment, supplies, facilities, or data, Employee agrees that any Invention/Idea shall be presumed to be covered by this Agreement, if reduced to practice by Employee or with the aid of Employee within one (1) year after termination of the Period of Employment. Employee can rebut the above presumption if he proves that the Invention/Idea (1) was developed entirely on Employee's own time without using SPDV's equipment, supplies, facilities, or trade secret information; (2) was not conceived or reduced to practice during the Period of Employment, or, if conceived or reduced to practice during this period, did not, at the time of conception or reduction to practice, relate to the Business or actual or demonstrably anticipated research or development; and (3) did not result from any work performed by Employee for SPDV.

CONFIDENTIAL INFORMATION. Contemporaneously with the execution of this Agreement, Employee and the Company are entering into an executive employment agreement. Section 6 of such executive employment agreement (Confidential Information) is incorporated herein by reference.

VENTURES. If, during the term of employment, Employee is engaged in or associated with the planning or implementing of any project, program, or venture involving the Company and a third party or parties, all rights in the project, program, or venture shall belong to the Company and shall constitute a corporate opportunity belonging exclusively to the Company. Except as expressly approved in writing by the Company, Employee shall not be entitled to any interest in such project, program, or venture or to any commission, finder's fee or other compensation in connection therewith, other than the compensation to be paid to Employee as provided in this Agreement.

ENTIRE AGREEMENT. This Agreement supersedes and replaces any other prior employment agreement, understanding or arrangement (whether written or oral) between the Company and Employee.

Employee  Signature:  /s/      James W. Benson
                     -------------------------

Employee  Name:                James W. Benson
                           -------------------

Date:                      December  20,  2005
                           -------------------